Exhibit 10.29

UNOCAL CORPORATION

(“Company”)

NONQUALIFIED STOCK OPTION AGREEMENT

(Annual Grant)

THIS OPTION AGREEMENT is between the Company and the Optionee named below and evidences the Company’s grant to the Optionee of a Nonqualified Stock Option to purchase authorized but unissued or treasury shares of the Company’s Common Stock. The Option is granted pursuant to and subject to the Company’s 2001 Directors’ Deferred Compensation and Stock Award Plan (the “2001 Plan”) and the Terms and Conditions for Stock Options Granted Under the 2001 Plan (the “Terms”), incorporated herein by this reference.

Optionee:	______________________	Exercise Price Per Share:	$ [1]

Number of Shares:	______________________[1]

Grant Date:	___________ ___, ______	Expires:	___________ ___, _____[2]

Vesting Schedule:	% Vesting[1,2]	Date of Vesting[1,2]
	50%	May 1, 200
	50%	May 1, 200

[1]	Subject to adjustment under Sections 5(g) and 9 of the 2001 Plan.

[2]	Subject to early termination if the Optionee’s service as a director terminates or in certain other circumstances. See Sections 3 through 5 of the Terms and Sections 5(e) and 5(f) of the 2001 Plan for exceptions and additional details regarding possible early termination of the Option.

Optionee accepts the Option and agrees to (and acknowledges receipt of a copy of) the 2001 Plan and the Terms. Optionee understands and agrees that the Option will be rescinded if stockholders approve the Company’s 2004 Directors’ Deferred Compensation and Restricted Stock Unit Award Plan (the “2004 Plan”) in 2004.

UNOCAL CORPORATION (a Delaware corporation)	AGREED AND ACKNOWLEDGED:

By:

(Optionee’s Signature)

Its:
(Address)

(City, State, Zip Code)

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Stock Option Agreement by the Company, I, the spouse of the Optionee named above, join with my spouse in executing this Agreement and agree to be bound by all of the terms and provisions of this Agreement and of the 2001 Plan.

Date:

Signature of Spouse

TERMS AND CONDITIONS FOR

NONQUALIFIED STOCK OPTIONS

GRANTED UNDER THE

2001 DIRECTORS’ DEFERRED COMPENSATION AND STOCK AWARD PLAN

1. Exercisability of Option. Subject to earlier rescission pursuant to Section 12 hereof, the Option shall vest and become exercisable as set forth on the facing page of this Option Agreement. The Option may be exercised only to the extent the Option is exercisable and vested, and, during the Optionee’s lifetime, only by the Optionee, with limited exception pursuant to Section 8(d) of the 2001 Plan.

(a) Cumulative Exercisability. To the extent the Optionee does not in any year purchase all the shares that the Optionee may then exercise, the Optionee has the right thereafter to purchase such remaining shares until the Option terminates or expires.

(b) No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

(c) Minimum Exercise. No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2. Method of Exercise of Option. To the extent exercisable, the Option may be exercised by the Optionee’s delivery to the Company of a properly completed and executed exercise form as from time to time approved by the Committee stating the number of shares to be purchased pursuant to the Option and accompanied by payment in one or a combination of the following methods:

(a) by cash or by check payable to the order of the Company, in the full amount of the purchase price of the shares and amounts required to satisfy any applicable withholding taxes;

(b) by the delivery of shares that have been held by the Optionee for at least six months, in accordance with Section 5(d) of the 2001 Plan; and

(c) by “cashless exercise” through a broker, if authorized by the Committee.

Other payment methods may be permitted only if expressly authorized by the Committee with respect to this Option or all options under the 2001 Plan.

3. Continuance of Service Required. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment and rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in Section 4 below or under the 2001 Plan, except as otherwise expressly provided in the 2001 Plan.

4. Effect of Termination of Directorship. If the Optionee’s services as a director terminate, the Option and all other rights and benefits under this Agreement terminate except that the Optionee may, at any time within the following periods after the date of termination of service (the “Termination Date”), and provided that the Optionee was not terminated for Cause, exercise the Option but only to the extent the Option was vested and exercisable on the Termination Date and has not otherwise expired:

•	If the Optionee has served on the Board for three years or more and his or her services terminate for any reason other than Cause, the Optionee will have until the date that is three years after the Termination Date to exercise his or her Option;

•	If the Optionee has served on the Board for less than three years and his or her services terminate for any reason other than Cause, the Optionee will have until the date that is two years after the Termination Date to exercise his or her Option;

•	If the Optionee’s services are terminated for Cause, the Option, to the extent vested and unvested shall immediately terminate on the Termination Date.

Options	vesting by acceleration as of the Termination Date are deemed vested.

5. Leaves of Absence. Absence from service caused by military service, authorized sick leave or other leave approved in writing by the Company or the Committee shall not be considered a termination of service by the Company for purposes of Section 4, provided such leave is for a period of not more than 90 days.

6. Optionee not a Stockholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any of the rights or privileges of a stockholder of the Company as to any shares of Common Stock until the issuance and delivery to him or her of the shares acquired upon exercise of the Option. No adjustment will be made for dividends or other rights as to a stockholder for which a record date is prior to such date of delivery.

7. Notices. Any notice to be given shall be in writing and addressed to the Company at its principal office, to the attention of the Corporate Secretary, and to the Optionee at his or her last address of record, or at such other address as either party may hereafter designate in writing to the other for purposes of notices in respect of the Option.

8. Effect of Award Agreement. The Option Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company, except to the extent the Committee determines otherwise.

9. Choice of Law. The construction, interpretation, performance and enforcement of the Option Agreement and the Option shall be governed by the laws of the State of Delaware.

10. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned by the 2001 Plan.

11. 2001 Plan. The Option and all rights of Optionee thereunder are subject to, and the Optionee agrees to be bound by, all of the terms and conditions of the provisions of the 2001 Plan. Unless otherwise expressly provided in these Terms and Conditions, provisions of the 2001 Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any additional rights in the Optionee not expressly set forth in the Optionee’s Option Agreement or in a written amendment thereto. If there is any conflict or inconsistency between the terms and conditions of this Option Agreement and of the 2001 Plan, the terms and conditions of the 2001 Plan shall govern. The Participant acknowledges receipt of a complete copy of the 2001 Plan and agrees to be bound by its terms.

12. Effect of 2004 Plan on Option. The Option and all rights of the Optionee thereunder shall be rescinded, without any further action by the Committee, immediately upon the approval of the 2004 Plan by the Company’s stockholders at the 2004 annual meeting of stockholders.